July 12, 2018

U.S. Securities and Exchange Commission Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Bemax, Inc. dated June 12, 2018, and agree with the statements concerning our Firm under the heading “Previous Independent Registered Audit Firm.”

We have no basis on which to agree or disagree with any other statements contained in the Form 8-K.

Sincerely,

Fruci & Associates II, PLLC